UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 2004

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-1095478	98-0155633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CLARENDON HOUSE,

2 CHURCH STREET

P.O. BOX HM 1022

HAMILTON HM DX, BERMUDA

(Address of principal executive offices, including zip code)

(441) 295-5950

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 27, 2004, Interwave Communications International Ltd., a Bermuda company (“Interwave”), Alvarion Ltd., an Israeli company (“Alvarion”), and Alvarion Mobile Inc., a Delaware corporation and a wholly owned subsidiary of Alvarion (“Amalgamation Sub”), entered into an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”), which was amended on August 25, 2004 and further amended on October 16, 2004, pursuant to which, and subject to the conditions thereof, Interwave would amalgamate with and into Amalgamation Sub (the “Amalgamation”).

On December 8, 2004, Interwave’s shareholders approved and adopted the Amalgamation Agreement, as amended, the Amalgamation and the transactions contemplated by such agreement at a Special Meeting of Shareholders held for such purpose. The proposal was approved by a vote of 5,955,119 shares for, 70,735 shares against and 2,919 shares abstained.  The votes for represented approximately 63.3% of the total common shares of Interwave outstanding as of the record date and approximately 98.8% of the votes cast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

/s/ CAL R. HOAGLAND
Cal R. Hoagland Senior Vice President and Chief Financial Officer

Date:  December 8, 2004